Exhibit 10.5

                    SFAC AND SFC GROUP TAX SHARING AGREEMENT

            TAX SHARING AGREEMENT, made as of June 11, 1999, by and among Specialty Foods Acquisition Corporation ("SFAC"), Specialty Foods Corporation ("SFC"), SFC Sub, Inc. ("SFC, Sub") and SFAC New Holdings, Inc. ("SFAC Holdings"). SFAC and all of the direct or indirect domestic subsidiaries of SFAC which are includible in the consolidated Federal income tax return ("Consolidated Return") of the affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as may be amended from time to time (the "Code")) of which SFAC is the common parent corporation for any fiscal year ending on or after December 31, 1999, or portion thereof, shall be hereinafter referred to as the "SFAC Group." SFC, SFC Sub and SFAC Holdings shall be hereinafter referred to as the "SFC Group." For the purposes of this Agreement, a "separate consolidated income tax return" of the SFC Group shall refer to a consolidated income tax return including solely the members of the SFC Group.

            WHEREAS, SFAC, SFC and their subsidiaries contemplate a proposed corporate and financial restructuring transaction (the "Transaction");

            WHEREAS, in connection with the Transaction, SFAC and SFC New Holdings, Inc. ("SFC Holdings") have entered into an assignment and assumption agreement dated as of June 11, 1999 whereby SFC Holdings has assumed the rights and liabilities of SFC under the tax sharing agreement dated as of August 16, 1993 between SFAC and SFC;

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            WHEREAS, simultaneously herewith, SFC Holdings is entering into an amended and restated tax sharing agreement with SFAC;

            WHEREAS, SFAC and SFC wish to provide for payment of the consolidated Federal income tax and certain state and local tax liabilities of the SFC Group by SFAC; and

            WHEREAS, SFAC and SFC wish to provide for the contribution to such payment by SFC;

            NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and promises herein contained, SFAC, SFC Sub, SFAC Holdings and SFC agree as follows:

1.   Allocation and Payment of Tax
     Liability of Members of SFAC Group.

            1.1 Each member of the SFC Group agrees to join with SFAC in any Consolidated Return filed by SFAC for any taxable year (or portion thereof) with respect to the SFC Group.

            1.2 Each member of the SFC Group hereby designates SFAC as its agent, as long as such member of the SFC Group is a member of the SFAC Group, for the purpose of taking any and all action necessary or incidental to the filing of Consolidated Returns. Each member of the SFC Group agrees to furnish SFAC with any and all information requested by SFAC in order to carry out the provisions of this Agreement; to cooperate with SFAC in filing any return or consent contemplated by this Agreement; to take such action as SFAC may request, including, but not limited

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to, the filing of all elections and the filing of requests for the extension of time within which to file tax returns; and to cooperate in connection with any refund claim.

            1.3 For the fiscal year ended December 31, 1999, and for each subsequent fiscal year for which this Agreement may remain in effect, SFC shall be required to pay to SFAC (in the manner provided in Paragraph 1.4 hereof), in satisfaction of the SFC Group's share of the consolidated Federal income tax liability (including for all purposes of this Agreement, alternative minimum tax liability) of the SFAC Group, an amount equal to the product of the actual consolidated Federal income tax liability of the SFAC Group, as computed by SFAC, and a fraction, the numerator of which is the Federal income tax liability that would have been payable by the SFC Group for such year if it had filed a separate consolidated income tax return for such year and all prior years, taking into account the adjustments provided for in Treasury Regulation ss. 1.1552-1(a)(2)(ii), and the denominator of which is the sum of such Federal income tax liability and the (positive) Federal income tax liabilities of all other members of the SFAC Group computed on a similar basis for such year; provided, however, that SFC shall not be required to pay to SFAC for any fiscal year an amount greater than the Federal income tax liability the SFC Group would have incurred for such year if it had filed a separate consolidated income tax return for such year and all prior years during which this Agreement is in effect.

            1.4 SFC shall make payment to SFAC of any amount allocated to it pursuant to this Section 1.4, and SFAC shall have sole responsibility for making any required payments to the Internal Revenue Service (the "IRS") in satisfaction of the consolidated Federal income tax liability of the SFAC Group (including the SFC

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Group) for each fiscal year. SFAC shall provide notice to SFC, in accordance with Section 12 hereof, of any and all amounts allocated to SFC pursuant to this
Section 1.4 no later than ten (10) days prior to the date on which such payment is due under this Section 1.4. For each quarter of each fiscal year after the year ended December 31, 1999, SFC, as long as SFC is a member of the SFAC Group, shall make payment to SFAC of an amount, determined by SFAC and communicated to SFC in a notice given in accordance with Section 12 hereof no later than five
(5) days prior to the date on which such payment is due under this Section 1.4, equal to the product of the installment payment of estimated Federal income tax that the SFAC Group is required to pay to the IRS for such quarter under Section 6655 of the Code and a fraction, the numerator of which is the amount of the installment payment of estimated Federal income tax that the SFC Group would have been required to pay to the IRS for such quarter under Section 6655 of the Code if the SFC Group were filing a separate consolidated income tax return for such taxable year, taking into account the adjustments provided for in Treasury Regulation ss. 1.1552-1(a)(2)(ii), ("Separate Return Installment") and the denominator of which is the sum of the installment payments of Federal income tax of each member of the SFAC Group for such quarter determined on such a separate income tax return method; provided, however, that SFC shall not be required to make any payment to SFAC pursuant to this Section 1.4 for any quarter in an amount greater than its Separate Return Installment for such quarter. Payments pursuant to this Section 1.4 shall be made no later than the fifth day prior to the due date of an estimated Federal income tax payment or, if later, the fifth day after notice of the amount of such payment is given by SFAC. The amount

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of any overpayment or underpayment pursuant to this Section 1.4 shall be credited against or added to, as the case may be, the amount otherwise required to be paid for the fiscal quarter within which the amount of such overpayment or underpayment first becomes reasonably ascertainable, and, in the case of any such underpayment, notice is provided to SFC by SFAC; provided, however, that, upon written request (including supporting schedules) of SFC, made after the close of any fiscal year but within the period described in Section 6425(a)(1) of the Code, SFAC shall repay to SFC, within the period described in Section 6425(b)(1) of the Code, the amount of any net remaining overpayment of consolidated tax liability made by SFC for such year.

            1.5 For the fiscal year ended December 31, 1999, and for each subsequent fiscal year for which this Agreement may remain in effect, each of SFC Sub and SFAC Holdings shall be required to pay to SFC (in the manner provided in Section 1.6 hereof), as a payment in lieu of SFC Sub's and SFAC Holding's respective share of the consolidated Federal income tax liability and alternative minimum tax liability of the SFAC Group, an amount equal to the Federal income tax liability or alternative minimum tax liability that would have been payable by each of SFC Sub and SFAC Holdings for such year if it had filed a separate consolidated income tax return for such year and all prior years ending after the date hereof for itself. In computing such tax liability, each of SFC Sub and SFAC Holdings shall be entitled to take into account deductions and credits attributable to the carryover or carryback of any losses or credits of each of SFC Sub and SFAC Holdings, respectively, but only after taking into account any limitations actually imposed on the

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use of such losses and credits (including, but not limited to, limitations imposed pursuant to Section 172, 382, 383, 384, 904, 1212 or 1502 of the Code or the regulations thereunder). Payments shall be required to be made in each fiscal year pursuant to this Section 1.6 without regard to the actual consolidated Federal income tax liability, if any, of the SFC Group or the SFAC Group for such year.

            1.6 Each of SFC Sub and SFAC Holdings shall make payment to SFC of any amount allocated to it pursuant to this Section 1.5, and SFC shall have sole responsibility for making any required payments to SFAC with respect to the consolidated Federal income tax liability of the SFC Group for each fiscal year. For each quarter of each fiscal year to which this agreement applies, each of SFC Sub and SFAC Holdings, as long as it is a member of the SFC Group, shall make payment to SFC of an amount equal to the amount of the installment payment of estimated Federal income tax and alternative minimum tax that each would have been required to pay to the IRS for such quarter under Section 6655 of the Code if it were filing a separate consolidated income tax return for such taxable year for itself, no later than the fifth day prior to the date an estimated Federal income tax payment is due. The amount of any overpayment or underpayment pursuant to this Section 1.5 shall be credited against or added to, as the case may be, the amount otherwise required to be paid for the fiscal quarter within which the amount of such overpayment or underpayment first becomes reasonably ascertainable; provided, however, that, upon written request (including supporting schedules) of SFC Sub or SFAC Holdings, made after the close of any fiscal year but within the period described in Section 6425(a)(1) of the Code, SFC shall repay to SFC Sub or SFAC Holdings, as the case may be,

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within the period described in Section 6425(b)(1) of the Code, the amount of any net remaining overpayment of consolidated tax liability made by it for such year.

2. Adjustments.

            Any adjustment of income, deduction or credit of any party to this Agreement that results after the fiscal year in question by reason of any carryback, amended return, claim for refund or audit shall be given effect by redetermining amounts payable and reimbursable for such fiscal year hereunder as if such adjustment had been part of the original determination hereunder, whether such adjustment relates to the SFAC Group or any member of the SFC Group. In the case of a refund, SFAC shall pay to each member of the SFC Group its share (determined in accordance with the preceding sentence) of the refund within 20 days after the refund is received, and, in the case of an increase in tax liability, each member of the SFC Group shall pay to SFAC its share (determined in accordance with the preceding sentence) of such increased tax liability within 20 days after receiving notice of such liability from SFAC. If any interest is to be paid as a result of a consolidated Federal income tax deficiency or refund, such interest shall be allocated between SFAC and each member of the SFC Group in the same manner as their shares of the deficiency or refund. Any penalty imposed with respect to any Consolidated Return filed on behalf of the SFAC Group shall be the sole responsibility of SFAC.

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3. State Taxes.

            3.1 Each member of the SFC Group agrees, at the request of SFAC, to join with SFAC or any direct or indirect subsidiary of SFAC in any combined or consolidated state or local income or franchise tax return ("Combined Return") for any taxable year for which SFAC or any such direct or indirect subsidiary of SFAC files a Combined Return that may include any member of the SFC Group.

            3.2 If, at any time from and after the date of this Agreement, the liability for any state or local income or franchise tax of any member of the SFC Group and SFAC or any other direct or indirect subsidiary of SFAC is determined on a consolidated or combined basis, this Agreement shall be applied in like manner to all matters relating to such taxes.

4. Adjudications.

            In any audit, conference, or other proceeding with the IRS or the relevant state or local authorities, or in any judicial proceedings concerning the determination of the Federal income tax liability of the SFAC Group (including any of the members of the SFC Group) or the state or local income tax liability of any combined or consolidated group including any member of the SFAC Group in addition to any member of the SFC Group, SFAC and each relevant member of the SFC Group shall be represented by persons selected by SFAC. The settlement and terms of settlement of any issues relating to such proceeding shall be in the sole discretion of SFAC, and each member of the SFC Group hereby appoints SFAC as its agent for the purposes of proposing and concluding any such settlement.

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5. Entire Agreement; Assignment.

            This Agreement embodies the entire understanding between the parties relating to its subject matter and supersedes and terminates all prior agreements and understandings among the parties with respect to such subject matter.

6. Termination.

            This Agreement may be terminated at any time upon mutual agreement of the parties hereto; provided, however, that such termination shall not relieve SFAC or any member of the SFC Group of any obligations pursuant to Sections 1.4, 1.6, 2 and 3 hereof.

7. Effective Date.

            This Agreement shall be effective for the taxable year of the SFAC Group ended December 31, 1999, and for all taxable years thereafter.

8. Captions.

            All section captions contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement.

9. Counterparts.

            This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

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10. Governing Law.

            This Agreement shall be governed by the laws applicable to contracts entered into and to be fully performed within the State of New York by residents thereof.

11. Successors and Assigns.

            This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12. Notices.

            Any payment, notice or communication required or permitted to be given under this Agreement shall be in writing (including telegraphic, telecopy, telex, facsimile transmission or cable communication) and mailed, telegraphed, telecopied, telexed, faxed, cabled or delivered:

            If to SFAC, to it at:

            Specialty Foods Acquisition Corporation
            520 Lake Cook Road, Suite 550
            Deerfield, IL 60015
            Attention:  Robert B. Haas
            Telecopy: (847) 405-5310
            If to SFC, to it at:

            Specialty Foods Corporation
            520 Lake Cook Road, Suite 550
            Deerfield, IL 60015
            Attention:  Robert B. Haas
            Telecopy: (847) 405-5310

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            If to SFC, Sub, to it at:

            SFC Sub, Inc.
            520 Lake Cook Road, Suite 550
            Deerfield, IL 60015
            Attention:  Robert B. Haas
            Telecopy: (847) 405-5310

            If to SFAC Holdings, to it at:

            SFAC New Holdings, Inc.
            520 Lake Cook Road, Suite 550
            Deerfield, IL 60015
            Attention:  Robert B. Haas
            Telecopy: (847) 405-5310

or to such other address as a party shall furnish in writing in a notice similarly given to the other parties. All such notices and communications shall be deemed given (i) if mailed, four days after the date of mailing, or (ii) when delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback, sent by facsimile transmission, or delivered to the cable company, respectively.

13. No Third-Party Beneficiaries.

            Nothing in this document shall be deemed to create any right in any person not a party hereto and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

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            IN WITNESS WHEREOF, SFAC and SFC Holdings have executed this
Agreement as of the day and year first above written.

                                SPECIALTY FOODS ACQUISITION CORPORATION

                                By: /s/ Sean M. Stack
                                    --------------------------------------------
                                    Name: Sean M. Stack
                                    Title: Vice President, Treasurer & Assistant
                                           Secretary


                                SPECIALTY FOODS CORPORATION

                                By: /s/ Sean M. Stack
                                    --------------------------------------------
                                    Name: Sean M. Stack
                                    Title: Vice President, Treasurer & Assistant
                                           Secretary


                                SFC SUB, INC.

                                By: /s/ Sean M. Stack
                                    --------------------------------------------
                                    Name: Sean M. Stack
                                    Title: Vice President, Treasurer & Assistant
                                           Secretary


                                SFAC NEW HOLDINGS, INC.

                                By: /s/ Sean M. Stack
                                    --------------------------------------------
                                    Name: Sean M. Stack
                                    Title: Vice President, Treasurer & Assistant
                                           Secretary